                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1997
DISTRIBUTION DATE: 5/20/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                     Per $1,000 of Original
                                                                                                        Class A/Class B
                                                                                                       Certificate Amount
                                                                                                     ----------------------
   (i) Principal Distribution
         Class A Amount                                                           $ 25,733,169.62          $32.361109
         Class B Amount                                                           $          0.00          $ 0.000000

  (ii) Interest Distribution
         Class A Amount                                                           $  3,183,111.99          $ 4.002967
         Class B Amount                                                           $    271,160.38          $ 4.002967

 (iii) Monthly Servicing Fee                                                      $    590,473.91          $ 0.684268
                                                                                 ----------------
         Monthly Supplemental Servicing Fee                                       $          0.00          $ 0.000000
         Class A Percentage of the Servicing Fee                                  $    544,121.71          $ 0.684268
         Class A Percentage of the Supplemental Servicing Fee                     $          0.00          $ 0.000000
         Class B Percentage of the Servicing Fee                                  $     46,352.20          $ 0.684268
         Class B Percentage of the Supplemental Servicing Fee                     $          0.00

  (iv) Class A Principal Balance (end of Collection Period)                       $627,212,879.56
       Class A Pool Factor (end of Collection Period)                                   78.876036%
       Class B Principal Balance (end of Collection Period)                       $ 53,430,505.75
       Class B Pool Factor (end of Collection Period)                                   78.876036%

   (v) Pool Balance (end of Collection Period)                                    $680,643,385.31

  (vi) Class A Interest Carryover Shortfall                                       $          0.00
       Class A Principal Carryover Shortfall                                      $          0.00
       Class B Interest Carryover Shortfall                                       $          0.00
       Class B Principal Carryover Shortfall                                      $ (4,230,086.95)

 (vii) Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A or Class B Certificateholders                           $          0.00          $ 0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                           $ 25,572,072.54
         Class B Amount                                                           $          0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                     $          0.00



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